EXHIBIT 99

                    PRESS RELEASE OF INVESTORS BANCORP, INC.


FOR IMMEDIATE RELEASE
October 7, 2005
For further information contact:
Robert M. Cashill
President and Chief Executive Officer
Investors Bancorp, Inc.
(973) 924-5101

                             INVESTORS BANCORP, INC.
                           ANNOUNCES COMPLETION DATE OF MINORITY STOCK
                      OFFERING AND FISCAL YEAR END RESULTS

Short Hills, New Jersey, October 7, 2005 - Investors Bancorp, Inc. (the "Company"), the holding company of Investors Savings Bank, announced today that it expects to close its minority stock offering at the close of business on October 11, 2005. Upon closing, Investors Bancorp, MHC, will hold 63,099,781 shares, or 54.27% of the Company's outstanding common stock, and 51,627,094 shares, or 44.40% of the outstanding common stock, will be issued to subscribers in the offering, including 4,254,072 shares of common stock to be purchased by the Investors Savings Bank Employee Stock Ownership Plan. In addition, the Company will contribute $5,163,000 in cash and issue 1,548,813 shares of common stock, or 1.33% of its outstanding common stock, to the Investors Savings Bank Charitable Foundation.

Shares of the Company are expected to begin trading on Wednesday, October 12, 2005, on the Nasdaq National Market under the symbol "ISBC."

The offering was oversubscribed by eligible account holders of Investors Savings Bank as of January 31, 2004. Accordingly, eligible account holders will have valid orders filled in accordance with the allocation procedures set forth in the Company's plan of stock issuance. Supplemental eligible account holders as of June 30, 2005 will not have orders filled. If you are an eligible account holder and would like to confirm your allocation, please contact the Stock Information Center at (800) 768-1260. The Stock Information Center will be open from 11:00 a.m. to 5:00 p.m. on Monday, October 10, 2005, and 9:00 a.m. to 5:00 p.m. on Tuesday, October 11, 2005 through Friday, October 14, 2005.

Sandler O'Neill & Partners, L.P. acted as financial advisor to the Company in connection with the offering and managed the subscription offering. Luse Gorman Pomerenk & Schick, P.C. acted as special counsel to the Company.

At June 30, 2005, the Company had total consolidated assets, deposits and stockholders' equity of $4.99 billion, $3.24 billion and $407.8 million, respectively. The Company also announced it had net income of $7.0 million for the three months ended June 30, 2005 and a net loss of $3.1 million for the fiscal year ended June 30, 2005. The Company's registration statement (SEC File No. 333-125703), previously filed and declared effective by the Securities and Exchange Commission, disclosed that the Company had net income of $4.9 million for the two months ended May 31, 2005 and a net loss of $5.3 million for the eleven months ended May 31, 2005. The net loss for the year ended June 30, 2005 was due primarily to the asset and liability restructuring transaction executed in March 2005, as disclosed in the Company's registration statement. Additionally, and as stated in the registration statement, net interest income remains under pressure. The increase in short-term interest rates, unaccompanied by a corresponding rise in long-term interest rates (the flattening of the yield curve), continues to have a negative impact on net interest income.

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Investors Bancorp, Inc. is the holding company for Investors Savings Bank, which operates from its main office in Short Hills, New Jersey, and forty-six branch offices located in Essex, Hunterdon, Middlesex, Monmouth, Morris, Ocean,
Somerset and Union Counties, New Jersey.

Forward Looking Statements

Certain statements, which can be identified by the use of such words as estimate, project, believe, intend, anticipate, plan, seek, expect and similar expressions, are considered forward-looking statements. These forward-looking statements include: statements of our goals, intentions and expectations; statements regarding our business plans and prospects and growth and operating strategies; statements regarding the asset quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits. These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events: significantly increased competition among depository and other financial institutions; inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments; general economic conditions, either nationally or in our market areas, that are worse than expected; adverse changes in the securities markets; legislative or regulatory changes that adversely affect our business; our ability to enter new markets successfully and take advantage of growth opportunities; changes in consumer spending, borrowing and savings habits; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies and the Financial Accounting Standards Board; and changes in our organization, compensation and benefit plans. Additionally, other risks and uncertainties are described in the Company's registration statement. Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.

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